Exhibit 4.6

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of 7th day of March 2007 by and among NaturalNano, Inc., a Nevada corporation (the “Company”), and the investors identified on the signature page hereto (each an “Investor” and collectively “Investors”).

W I T N E S S E T H:

WHEREAS, pursuant to the Loan Agreement, as hereinafter defined, the Investors are purchasing the Company’s 8% Senior Secured Convertible Notes and Warrants, upon conversion and exercise of which the Investors will receive shares of the Company’s common stock, par value $.001 per share (“Common Stock”); and

WHEREAS, the ability of the Investors to sell their shares of Common Stock is subject to certain restrictions under the Securities Act; and

WHEREAS, as a condition to the Investors’ obligations to purchase the Notes and Warrants, the Company has agreed to provide the Investors with a mechanism that will permit the Investors to sell their shares of Common Stock in the future, as set forth in this Agreement.

  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:

1. Definitions.

(a) Unless otherwise defined herein, capitalized terms used herein shall have the following meanings:

(i) “Affiliate” of a Person means any Person: (a) which directly or indirectly Controls, or is Controlled by, or is under common Control with, the subject Person; (2) which directly or indirectly beneficially owns or holds a majority of the outstanding shares of any class of voting stock of the subject Person; or (3) a majority of the shares of any class of voting stock of which is directly or indirectly beneficially owned or held by the subject Person.

(ii) “Black-Out Period” shall have the meaning set forth in Section 4(a)(ii) of this Agreement.

(iii) “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to be closed.

(iv) “Closing Date” shall have the meaning set forth in the Loan Agreement.

(v) “Common Stock” shall have the meaning set forth in the preamble and any other capital stock of the Company which is issuable upon conversion of the Notes and exercise of the Warrants.

(vi) “Commission” means the Securities and Exchange Commission

(vii) “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(viii) “Covered Securities” shall mean the Notes, the Warrants and any other securities upon the conversion or exercise of which Registrable Securities may be issued.

(ix) “Daily Amount” shall have the meaning set forth in Section 2(f) of this Agreement.

(x) “Delay Period” shall have the meaning set forth in Section 2(f) of this Agreement.

(xi) “Demand Registration” shall have the meaning set forth in Section 2(b) of this Agreement.

(xii) “Exchange” means the principal stock exchange or market on which the Company’s Common Stock is traded.

(xiii) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar or successor statute.

(xiv) “Expenses” means all expenses incident to the Company’s performance of or compliance with its obligations under this Agreement, including, without limitation, all registration, filing, listing, stock exchange and NASD fees, all fees and expenses of complying with state securities or blue sky laws (including fees, disbursements and other charges of counsel for the underwriters only in connection with blue sky filings), all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees, disbursements and other charges of counsel for the Company and of its independent public accountants, including the expenses incurred in connection with “cold comfort” letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by the issuer of securities, and including legal fees of not more than twenty thousand dollars ($20,000) to one counsel selected by the Investors, but excluding from the definition of Expenses underwriting discounts and commissions and applicable transfer taxes, if any, or legal and other expenses incurred by any sellers (except as provided above), which discounts, commissions, transfer taxes and legal and other expenses shall be borne by the seller or sellers of Registrable Stock in all cases.

(xv) “Filing Date” shall mean the date by which the Company shall file a registration statement pursuant to Section 2(a) of this Agreement.

(xvi) “Holder” shall mean a holder of Covered Securities or Registrable Securities.

(xvii) “Loan Agreement” shall mean the Loan and Security Agreement dated the date of this Agreement among the Company and the Investors.

(xviii) “NASD” means the National Association of Securities Dealers, Inc. and NASD Regulation, Inc.

(xix) “Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory body or subdivision thereof or other entity.

(xx) “Purchase Price” shall mean $3,250,000.

(xxi) “Recapitalization Event” shall mean any stock dividend, split or other distribution, combination or shares or reverse split, or recapitalization.

(xxii) “Registrable Securities” means and includes the shares of Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants issued pursuant to the Loan Agreement and any additional shares of Common Stock which may be issuable pursuant the Loan Agreement or this Agreement or upon conversion or exercise of any securities issuable pursuant to the Loan Agreement or this Agreement, including shares of Common Stock issuable as interest pursuant to the Note and any securities issued pursuant to Section 7.18 of the Loan Agreement and such number of shares issuable pursuant to Section 2(f)(i) of this Agreement as the Holders may request. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (a) they have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) they are or may be freely traded without registration and without restriction pursuant to Rule 144(k) under the Securities Act (or any similar provisions that are then in effect), or (c) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been properly issued by the Company, and the Company shall not have “stop transfer” instructions against them.

(xxiii) “Registration Maintenance Period” has the meaning set forth in Section 4(a)(ii) of this Agreement.

(xxiv) “Required Effectiveness Date” shall have the meaning set forth in Section 2(a) of this Agreement.

(xxv) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar or successor statute.

(xxvi) “Transfer” means any transfer, sale, assignment, pledge, hypothecation or other disposition of any interest. “Transferor” and “Transferee” have correlative meanings.

(b) Unless defined otherwise, capitalized terms used in this Agreement that are defined in the Loan Agreement shall have the identical meaning herein as in the Loan Agreement.

(c) All references to laws, rules and forms shall relate to the laws, rules and forms as in effect on the date of the Agreement and shall include any amendments thereto and any subsequent successor laws, rules and forms.

2. Registration of Registrable Securities.

(a) Mandatory Registration. The Company shall prepare and file within 60 days following the Closing Date (the “Filing Date”) a registration statement (the “Registration Statement”) covering the sale of such number of Registrable Securities as the Investors shall elect by written notice to the Company, and absent such election, covering the sale of all of the Registrable Securities. The Company shall use its best efforts to cause the Registration Statement to be declared effective by the Commission on the Required Effective Date. The Required Effective Date shall mean the first to occur of (i) 120 days following the Closing Date or 150 days from the Closing Date if the staff of the Commission issues comments on the Registration Statement, (ii) ten (10) days following the receipt of a “No Review” or similar letter from the Commission with respect to the Registration Statement, or (iii) the third (3rd) business day following the day the Company receives notice from the Commission that the Commission has determined that the Registration Statement is eligible to be declared effective without further comments by the Commission. Nothing contained herein shall be deemed to limit the number of Registrable Securities to be registered by the Company pursuant to this Agreement. As a result, if the Registration Statement does not relate to the maximum number of Registrable Securities acquired by (or issuable to) the holders of the Shares of the Company issued to the Investors pursuant to the Notes, the Loan Agreement and the Warrants the Company shall be required to promptly file a separate registration statement (utilizing Rule 462 promulgated under the Securities Act, if applicable) relating to such Registrable Securities which then remain unregistered. The provisions of this Agreement shall relate to any such separate registration statement as if it were an amendment to the Registration Statement.

(b) Demand Registration. Subject to the limitations of Section 2(a) of this Agreement, at any time and from time to time, the Investors may request the registration under the Securities Act of all or part of the Registrable Shares then outstanding (a “Demand Registration”). Subject to the conditions of Section 3 of this Agreement, the Company shall use its best efforts to file such registration statement under the Securities Act as promptly as practicable, but not later than sixty (60) days after the date any such request is received by the Company and to cause such registration statement to be declared effective, subject to the policies of the Commission relating to the filing of registration statements relating to securities acquired in the same or related transactions. The Company shall notify the Investors promptly when any such registration statement has been declared effective. The parties intend that all Registrable Securities are to be registered pursuant to Section 2(a) of this Agreement, and that this Section 2(b) is intended solely to provide the Investors with registration rights in the event that all of the Registrable Securities are not included in the registration statement required by Section 2(a), either because the number of Registrable Shares had to be reduced in order for the offering to be deemed a secondary offering under Rule 415 of the Commission pursuant to the Securities Act or because the Investors believed that the Commission’s formal or informal guidelines would not permit the registration of all of the Registrable Securities.

(c) Registration Statement Form. Registration statements under Section 2(a) and Section 2(b) shall be on the appropriate registration form of the Commission as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the Registration Statement.

(d) Expenses. The Company will pay all Expenses in connection with any registration required by under Sections 2(a) and 2(b) of this Agreement.

(e) Effective Registration Statement. A registration required to be filed pursuant to Sections 2(a) and 2(b) shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, provided that a registration which does not become effective after the Company filed a registration statement with respect thereto solely by reason of the refusal to proceed of any holder of Registrable Securities (other than a refusal to proceed based upon the advice of counsel set forth in a letter signed by such counsel and provided to the Company relating to a disclosure matter unrelated to such holder) shall be deemed to have been effected by the Company, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or extraordinary requirement of the Commission or other governmental agency or court for any reason and such stop order or other action continues in effect for five trading days or (iii) if, after it has become effective, such registration ceases to be effective for more than the allowable Black-Out Periods.

(f) Liquidated Damages.

(i) If (a) the Company does not file a Registration Statement covering Registrable Securities pursuant to Section 2(a) of this Agreement by the Filing Date, or (b) the Registration Statement filed pursuant to said Section 2(a) is not declared effective by the Required Effective Date, or (c) the Registrable Securities are registered pursuant to an effective Registration Statement and such Registration Statement or other Registration Statement(s) demanded by Investors including the Registrable Securities is not effective in the period from the Required Effective Date through two years following the Closing Date, subject to allowable Black-Out Periods, the Company shall pay the Investors in kind, as liquidated damages and not as a penalty, an amount equal to the applicable Daily Amount for each day in each of the following periods (a “Delay Period”): the period (x) between the Filing Date and the date that the Registration Statement is filed with the Commission, (y) between the Required Effective Date and the date that the Registration Statement is declared effective and (z) during which the Registration Statement is not effective other than, in each case, for permitted Black-Out Periods. The liquidated damages shall accrue on the first day of each Delay Period and be payable on the same date of each of the following calendar months which includes any part of the Delay Period. Such shares shall be delivered not later than the first business day of the calendar month following the month in which such shares accrued in accordance with the preceding sentence. The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investors from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 2(f) constitute a reasonable estimate of the damages that may be incurred by the Investors by reason of the failure of the Registration Statement(s) to be filed or declared effective or to be maintained effective in accordance with the provisions hereof. The term “Daily Amount” shall mean 0.0333% of the principal amount of Notes relating to the shares of Common Stock issuable upon conversion of the Notes registered or to be registered. For example, if the shares of Common Stock issuable upon conversion of Notes in the principal amount of $1,000,000 are registered in the Registration Statement for sale by a Holder, the Daily Amount relating to such Holder will be $333.33. The Daily Amount shall be paid in cash unless any Holder shall elect, with respect to his securities, to receive payment of liquidated damages in shares of Common Stock. Payment shall be made monthly, not later than the fifth business day of the month for liquidated damages accrued during the prior calendar month. If a Holder desires to receive payment for liquidated damages due with respect to any month in stock, such holder shall advise the Company in writing not later than the last day of the month of such election. Such election shall continue in force until and unless the Holder notifies the Company that it revokes the election, in which event the Company shall thereafter make payment in cash. If, at the election of the Holder, the Company pays liquidated damages in shares of Common Stock, such shares of Common Stock shall be valued at the average of the closing price per share of the Common Stock (as reported by Bloomberg L.P. or, if the Common Stock is traded on the Nasdaq Stock Market or the New York or American Stock Exchange, as reported by such market or exchange) for the last five trading days of the calendar month with respect to which the liquidated damages are accrued.

(ii) Notwithstanding the provisions of Section 2(f)(i) of this Agreement:

(A) The obligation of the Company with respect to any Investor terminates when the sum of (x) the Registrable Securities issuable upon conversion of exercise of Covered Securities owned by such Investor and its transferees plus (y) the Registrable Securities such Investor and its transferees own, in the aggregate represent less than 5% of its shares of Registrable Securities issuable upon the Covered Securities initially purchased by the Investor pursuant to the Loan Agreement.

(B) In the event that the Company shall fail to file the Registration Statement by the Filing Date but the Registration Statement shall have been declared effective by the Required Effectiveness Date, then no liquidated damages shall be payable with respect to the failure to file by the Filing Date. The Company shall pay any such liquidated damages into an escrow account with counsel acceptable to the Holders, and, if the Registration Statement is not declared effective by the Required Effective Date, the liquidated damages for the failure to file by the Filing Date shall be promptly paid to the Holders on the first business day following the Required Effectiveness Date.

(C) In the event that, because of the limitation resulting from the Commission’s interpretation of Rule 415 of the Commission pursuant to the Securities Act, the Company is unable to register all of the Registrable Securities, the liquidated damages per day shall be based on the number of shares of Common Stock issuable upon conversion of the Notes which are included in the Registration Statement.

(D) In the event that, at the time of a failure of the Company to maintain the effectiveness of the Registration Statement, the Holders have sold Registrable Securities pursuant to the Registration Statement, no liquidated damages shall be payable with respect to such Registrable Securities.

(E) The maximum liquidated damages payable pursuant to this Section 2(f) shall be $803,400.

(F) No fractional shares of Common Stock shall be issued. Any fractional shares which would otherwise be issued on any date on which Common Stock is to be issued pursuant to this Section 2(f) of this Agreement, shall be carried forward; provided, however, that if, at the expiration of the period during which liquidated damages is payable there remains a fractional shall which has not been applied to liquidated damages, the Company shall have no further obligation to issue such fractional share.

(G) In no event shall the Company be required to pay any liquidated damages in the event that the Company can demonstrate by clear and convincing evidence that the failure of the registration statement to be declared effective by the Required Effective Date results in whole or in part from either (a) the failure of any Investor to provide information relating to the Investor and its proposed method of sale or any other information concerning the Investor that is required to be included in the registration statement or (b) any delays resulting from questions raised by the Commission or any other regulatory agency, market or exchange concerning any Investor or the affiliates of any Investor.

3. Piggy-Back Registration Rights.

(a) Registration Statement. Provided that the Registrable Securities have not been registered or if a registration statement has not been filed with respect to the Registrable Securities, if at any time after the date hereof but before the second anniversary of the date hereof, the Company proposes to register any of its securities under the Securities Act (other than by a registration in connection with an acquisition in a manner which would not permit registration of Registrable Securities for sale to the public, on Form S-8, or any successor form thereto, on Form S-4, or any successor form thereto and other than pursuant to Section 2 of this Agreement), whether or not on an underwritten basis (either best-efforts or firm-commitment), then, the Company will each such time give prompt written notice to all holders of Registrable Securities and Covered Securities of its intention to do so and of such holders of Registrable Securities’ rights under this Section 3(a). Upon the written request of any such holders of Registrable Securities made within ten (10) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holders of Registrable Securities and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, use its commercially reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of such Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register, provided that if, at any time after written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holders of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of this obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 3(a) shall relieve the Company of its obligation to effect any registration upon request under Section 2 except to the extent that Registrable Securities are registered and sold pursuant thereto. The Company will pay all Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3(a).

(b) Priority In Incidental Registrations. If the managing underwriter of an underwritten offering contemplated by this Section 3 shall inform the Company and holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first securities proposed by the Company to be sold for its own account, and (ii) second to holders of securities having demand registration rights and exercising such rights in connection with such registration statement and the holders of Registrable Securities and Covered Securities, on a pari passu basis and (iii) third securities of other selling security holders requesting to be included in such registration (other than affiliates of the Company), on a pari passu basis, and (iv) to affiliates of the Company.

4. Registration Procedures.

(a) Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2(a) and 2(b) of this Agreement, the Company shall, as expeditiously as possible:

(i) prepare and file with the Commission the Registration Statement, or amendments thereto, to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its commercially reasonable best efforts to cause such registration statement to be declared effective by the Commission, as soon as practicable, but in any event no later than the Required Effectiveness Date (with respect to a registration pursuant to Section 2(a) of this Agreement); provided, however, that before filing such registration statement or any amendments thereto, the Company will furnish to one counsel selected by the holders of Registrable Securities which are to be included in such registration, copies of all such documents proposed to be filed;

(ii) with respect to any registration statement pursuant to Section 2(a) or Section 2(b), prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier to occur of two (2) years after the Closing Date (subject to the right of the Company to suspend the effectiveness thereof for not more than 15 consecutive Trading Days or an aggregate of 20 Trading Days during any calendar year (each a “Black-Out Period”)) or such time as all of the securities which are the subject of such registration statement cease to be Registrable Securities (such period, in each case, the “Registration Maintenance Period”);

(iii) furnish to each holder of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such holder of Registrable Securities and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such holder of Registrable Securities;

(iv) use its commercially reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other U.S. federal or state securities laws or U.S. state blue sky laws as any U.S. holder of Registrable Securities thereof shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary to enable such holder of Registrable Securities to consummate the disposition in such jurisdictions of the securities owned by such holder of Registrable Securities, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 4(a)(iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(v) use its commercially reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the U.S. holder of Registrable Securities to consummate the disposition of such Registrable Securities in accordance with the plan of distribution set forth in the registration statement;

(vi) if such registration includes an underwritten public offering, furnish to each holder of Registrable Securities a signed counterpart, addressed to such holder of Registrable Securities, and the underwriters, of an opinion of counsel for the Company, dated the effective date of such registration statement and an opinion dated the date of the closing under the underwriting agreement in the form required by the underwriting agreement), and

(vii) notify the Investors and their counsel promptly and confirm such advice in writing promptly after the Company has knowledge thereof:

(A) when the Registration Statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(B) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information;

(C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; and

(D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(viii) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such holder of Registrable Securities promptly prepare and furnish to such holder of Registrable Securities a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Investors of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(ix) use its commercially reasonably efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

(x) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the Commission;

(xi) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xii) enter into such agreements and take such other actions as the Investors shall reasonably request in writing (at the expense of the requesting or benefiting Investors) in order to expedite or facilitate the disposition of such Registrable Securities; and

(xiii) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or market on which the Common Stock is then listed.

(xiv) in the event that the Company, with the consent of the Agent, as defined in the Loan agreement, or of holders of a majority of the Registrable Securities, includes in a registration statement filed pursuant to Section 2(a) or 2(b) of this Agreement any shares of Common Stock which are not Registrable Securities and, as a result of comments from the Commission, the Company is required to reduce the number of shares of Common Stock which may be registered pursuant to the registration statement, all of such other shares of Common Stock will be withdrawn from the registration statement before any Registrable Securities are withdrawn.

(b) Limitation. The Company will not file any registration statement pursuant to Section 2(a) or Section 2(b), or amendment thereto or any prospectus or any supplement thereto to which the Investors shall reasonably object, provided that the Company may file such documents in a form required by law or upon the advice of its counsel.

(c) Necessary Consents. The Company represents and warrants to each holder of Registrable Securities that it has obtained all necessary waivers, consents and authorizations necessary to execute this Agreement and consummate the transactions contemplated hereby other than such waivers, consents and/or authorizations specifically contemplated by the Loan Agreement.

(d) Discontinuation of Sales. Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 4(a)(viii), such Holder will forthwith discontinue such holder of Registrable Securities’ disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until such holder of Registrable Securities’ receipt of the copies of the supplemented or amended prospectus contemplated by said Section 4(a)(viii) and, if so directed by the Company, will deliver to the Company (at the Company’s expense) or destroy all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

5. Underwritten Offerings.

(a) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 3(a) of this Agreement and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Holder, as provided in Section 3(a) and subject to the provisions of Section 3(b), use its commercially reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Holder among the securities to be distributed by such underwriters. In no event shall any Investor be deemed an underwriter for purposes of this Section 5. This Section 5 shall not apply to any Registrable Securities theretofore registered pursuant to Section 2 of this Agreement.

(b) Participation In Underwritten Offerings. No Holder may participate in any underwritten offering under Section 3(a) unless such holder of Registrable Securities (i) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the holders of a majority of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any holder of Registrable Securities to make a representation or warranty to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such holder of Registrable Securities expressly for use in the related registration statement or representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of distribution and any other representation required by law.

(c) Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders of Registrable Securities registered under such registration statement, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such holders’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

6. Indemnification.

(a) Indemnification by the Company. In connection with any registration statement filed by the Company pursuant to Section 2 or 3 of this Agreement, the Company shall, and hereby agrees to, indemnify and hold harmless, each Holder and seller of any Registrable Securities covered by such registration statement, each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act, and their respective directors, officers, partners, agents and Affiliates from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof), which are collectively referred to as “Losses,” arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by the Company contained in the Registration Statement, or any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or any amendment thereof or supplement thereto, or in any blue sky application or other document executed by the Company specifically for that purpose (or based upon written information furnished by the Company) filed in any state or other jurisdiction in order to qualify any of the Securities or other Securities under the securities laws thereof (any such application, document or information being referred to as a “Blue Sky Application”); or (ii) the omission or alleged omission to state in any such Registration Statement, Preliminary Prospectus or Prospectus, or amendment thereof or supplement thereto, or Blue Sky Application a material fact required to be stated therein or necessary to make the statements made therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder or any underwriter acting on behalf of any Holder specifically for use in connection with the preparation thereof, and further provided, however, that the foregoing indemnity with respect to any untrue statement, alleged untrue statement, omission, or alleged omission contained in any Preliminary Prospectus shall not inure to the benefit of any Holder or other Person from whom the Person asserting any such loss, claims any of, damage, or liability purchased any of the securities that are the subject thereof (or to the benefit of any person who controls such Holder or other Person), if a copy of the prospectus was not delivered to such person with or prior to the written confirmation of the sale of such security to such person and such prospectus corrected the matter from the preliminary prospectus. The indemnify provided for in this Section 6(a) shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive any transfer of the Registrable Shares by the indemnified party. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Indemnification by Holder. In connection with any registration statement filed by the Company pursuant to Section 2 or 3 of this Agreement in which a Holder has registered for sale Registrable Securities, each Holder or seller of Registrable Securities shall, and hereby agrees to, indemnify and hold harmless the Company and each of its directors, officers, employees and agents, each other Person, if any, who controls the Company and each other seller and such seller’s directors, officers, stockholders, partners, employees, agents and affiliates from and against any and all Losses to which they or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof, or in any preliminary prospectus or the prospectus, or any amendment thereof or supplement thereto, or in a blue sky application, or (ii) the omission or the alleged omission to state in any such Registration Statement, preliminary prospectus or prospectus, amendment thereof or supplement thereto, or Blue Sky Application a material fact required to be stated therein or necessary to make the statements made therein not misleading, in each case to the extent, but only to the extent, that the same was made therein or omitted therefrom in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use in the preparation thereof, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against any such loss, claim, damage, liability or action. The indemnify provided for in this Section 6(b) shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive any transfer of the Registrable Shares by the indemnified party. In no event shall the liability of any Holder pursuant to this Section 6(b) exceed the lesser of (x) the purchase price paid by the Holder for the Registrable Securities sold pursuant to the Registration Statement or (y) the net proceeds from the sale of the Registrable Securities by the Holder pursuant to the Registration Statement..

(c) Procedure. Within five (5) days after receipt by an indemnified party under Section 6(a) or 6(b) of this Agreement of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; the failure so to notify the indemnifying party shall relieve the indemnifying party from any liability under this Section 8 as to the particular item for which indemnification is then being sought, unless such indemnifying party has otherwise received actual notice of the action at least thirty (30) days before any answer or response is required by the indemnifying party in its defense of such action, but will not relieve it from any liability that it may have to any indemnified party otherwise than under this Section 6. If any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties agree, or (ii) in the opinion of counsel for the indemnified parties, representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct because of actual or potential conflicting interests between them, then the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action. The indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (x) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in each jurisdiction which counsel is approved by indemnified parties (whether pursuant to this Agreement or other agreements if the claim relates to the same or similar allegations) holding a majority of the shares as to which indemnification is claimed), (ii) the indemnifying party shall not have employed counsel to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall an indemnifying party be liable under this Section 6 for any settlement, effected without its written consent, which consent shall not be unreasonably withheld, of any claim or action against an indemnified party.

(d) Contribution. If the indemnification provided for in this Section 6 shall for any reason be unavailable to an indemnified party under Sections 6(a) and 6(b) of this Agreement in respect of any Losses, then, in lieu of the amount paid or payable under said Section 6(a) or 6(b), the indemnified party and the indemnifying party under said Section 6(a) or 6(b) shall contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such Loss or action in respect thereof, with respect to the statements, omissions or action which resulted in such Loss or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and such prospective sellers, on the other hand, from their sale of Registrable Securities; provided, that, for purposes of this clause (ii), the relative benefits received by any prospective sellers shall be deemed not to exceed (and the amount to be contributed by any Holder shall not exceed) the amount received by such Person. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations, if any, of the Selling Holders of Registrable Securities to contribute as provided in this Section 6(d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or Losses effected without such Person’s consent.

7. Rule 144. The Company shall file in a timely manner the reports required to be filed by it under the Securities Act and the 1934 Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with the requirements of this Section 7. The Company shall, within two business days after a Holder provides documentation relating to a sale pursuant to Rule 144 or Rule 144(k), whichever shall be appropriate, the Company will cause its legal counsel to provide such opinion of counsel as the Company’s transfer agent may require in order to enable the Holder to transfer the shares. If the Company fails to comply with this Section 7, the Company shall pay the Holder the Daily amount applicable to the shares which the Holder is seeking to transfer, commencing on the third business day after the documentation is presented to the Company’s or its transfer agent. The Daily Amount shall be based on the conversion price applicable to the Notes at the date of the transfer or, if the Notes shall have been paid or fully converted, the last conversion price. For example, if the applicable conversion price is $.20, and the Holder is seeking to transfer or have the legend removed from 1,000,000 shares, daily amount will be based on Notes in the principal amount of $200,000. The provisions of Section 2(d) of the Warrant and Section 2.9.3 of the Note shall also apply in the event that the Company fails to deliver a timely opinion of counsel as required by this Section 7.

8. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders seventy five percent (75%) or more of the sum of the shares of (i) Registrable Securities issued at such time, plus (ii) Registrable Securities issuable upon exercise or conversion of the Covered Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 8(a), whether or not such Registrable Securities shall have been marked to indicate such consent.

(b) Nominees For Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof shall be treated as the holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number of percentage of shares of Registrable Securities held by a holder or holders of Registrable Securities contemplated by this Agreement. The Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership or such Registrable Securities.

(c) Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of a party hereto other than the Company, addressed to such party in the manner set forth in the Loan Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other Holder of Registrable Securities or Covered Securities, at the address of such Holder set forth on the signature page of this Agreement, or (c) in the case of the Company, at the address set forth on the signature page hereto, to the attention of its Chief Financial Officer or other officer designated by the Company, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective (i) upon receipt if given by mail, or (ii) if given by any other means (including, without limitation, by fax or air courier), when delivered at the address specified above, provided that any such notice, request or communication shall not be effective until received, provided, that notice by fax shall not be deemed received unless receipt is acknowledged.

(d) Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities. Each of the holders of the Registrable Securities agrees, by accepting any portion of the Registrable Securities after the date hereof, to the provisions of this Agreement including, without limitation, appointment of the Investor or the Investor’s designated representative to act on behalf of such holder pursuant to the terms hereof which such actions shall be made in the good faith discretion of the Investors’ representative and be binding on all persons for all purposes.

(e) Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

(f) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State without regard to principles of conflicts of law. Each party hereby (i) consent to the exclusive jurisdiction of the United States District Court for the Southern District of New York and Supreme Court of the State of New York in the County of New York in any action relating to or arising out of this Agreement, (ii) agrees that any process in any such action may be served upon it either (x) by certified or registered mail, return receipt requested, or by hand delivery or overnight courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon such party in New York City or (y) any other manner of service permitted by law, and (iii) waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereto. The parties executing this Agreement agree to waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(g) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties and supersedes all prior or contemporaneous written or oral agreements, promises, representations, understandings, letters of intent and negotiations, among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement or a waiver and is signed by the parties to this Agreement in the case of a modification or amendment, or by the party granting the waiver in the case of a waiver, subject to Section 8(a) of this Agreement. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other rights.

(h) Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

(i) Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

(j) Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

(k) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Agreement.

NATURALNANO, INC.

By: /s/ Cathy A. Fleischer
Name: Cathy A. Fleischer
Title: President

INVESTORS

Investor
Platinum Partners Long Term Growth IV

By: /s/ Mark Nordlicht
Name: Mark Nordlicht Title: Pres Address: 152 W. 57th Street, 54th Floor New York, NY 10019 Telecopier: (212)
Longview Special Financing, Inc.

By: /s/ François Morax
Name: François Morax Title: Director Address: Lindstrassse 6 6341 Baar Switzerland Telecopier:
Platinum Advisors, LLC

By: /s/ Mark Nordlicht
Name: Mark Nordlicht Title: Address: 152 W. 57th Street, 54th Floor New York, NY 10019 Telecopier: (212)